UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015

FireEye, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 McCarthy Blvd.

Milpitas, CA 95035

(Address of principal executive offices, including zip code)

(408) 321-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors.

On January 6, 2015, the Board of Directors (the “Board”) of FireEye, Inc. (the “Company”) appointed Kimberly Alexy to serve as a member of the Board, effective immediately. Ms. Alexy will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2017. In addition, Ms. Alexy was appointed as a member of the Audit Committee of the Board, effective immediately.

Ms. Alexy, age 44, has served as the Principal of Alexy Capital Management, a private investment management firm that she founded, since June 2005. Ms. Alexy has served on the board of directors of CalAmp Corp. since May 2008 and the board of directors of Five9, Inc. since October 2013. She previously served on the board of directors of SMART Modular Technologies (WWH), Inc. from September 2009 to August 2011, the board of directors of SouthWest Water Company from August 2009 to September 2010, the board of directors of Dot Hill Systems Corp. from December 2005 to May 2010, and the board of directors of Maxtor Corporation from June 2005 to May 2006. From 2012 to 2014, Ms. Alexy served as an Adjunct Lecturer at San Diego State University in the Graduate School of Business. From 1998 to 2003, she served as Senior Vice President and Managing Director of Equity Research for Prudential Securities, where she served as principal technology hardware analyst for the firm. Prior to joining Prudential, Ms. Alexy served as Vice President of Equity Research at Lehman Brothers, where she covered the computer hardware sector, and Assistant Vice President of Corporate Finance at Wachovia Bank. Ms. Alexy is a Chartered Financial Analyst (CFA), and holds a B.A. in Psychology from Emory University and an M.B.A. with a concentration in Finance and Accounting from the College of William and Mary.

There is no arrangement or understanding between Ms. Alexy and any other persons pursuant to which Ms. Alexy was selected as a director.

In accordance with the Company’s Outside Director Compensation Policy (the “Outside Director Compensation Policy”), Ms. Alexy was granted a restricted stock unit award on January 6, 2015 in the amount of 13,431 shares of the Company’s common stock. The award will vest over three years, with one-third (1/3rd) of the restricted stock units subject to the award vesting on each anniversary of the date of grant, in each case subject to Ms. Alexy continuing to serve on the Board through the applicable vesting date. The restricted stock units are subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan and the related restricted stock unit award agreement. Furthermore, Ms. Alexy is entitled to receive additional annual equity awards in accordance with the terms and conditions of the Outside Director Compensation Policy. The Company will also reimburse Ms. Alexy for reasonable expenses in connection with her services to the Company and attendance of Board and committee meetings in accordance with the Company’s established policies. A copy of the offer letter between Ms. Alexy and the Company is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, Ms. Alexy has executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 2, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter between the Registrant and Kimberly Alexy, dated December 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: January 8, 2015	By:	/s/ Alexa King
Alexa King Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter between the Registrant and Kimberly Alexy, dated December 12, 2014